Exhibit 9         Escrow Agreement

     ESCROW AGREEMENT (this "Agreement") entered into as of January 15, 2000, by and between THE IMAGING CENTER, INC. a Maryland corporation ("Issuer") and FARMERS & MERCHANTS BANK AND TRUST ("Escrow Agent").

RECITALS:

     A. Issuer proposes to offer for sale to subscribers an aggregate of up to 1,000,000 shares (the "Shares") at a price of $2.00 per Share, payable at the time of subscribing for a Share. The payment will be paid into the escrow created by this Agreement.

     B. Issuer intends to sell the Shares on a best-efforts "minimum or none" basis in a registered offering (the "Offering") by delivering to each subscriber a Prospectus (the "Prospectus") describing the Offering.

     C. Issuer desires to establish an escrow account in which funds received from subscribers would be deposited from time to time until completion of the Escrow Period (as defined below). The Escrow Agent agrees to serve in that capacity in accordance with the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. APPOINTMENT OF ESCROW AGENT. Issuer hereby appoints the Escrow Agent designated above as Escrow Agent. The Escrow Agent shall establish an escrow account (the "Escrow Account") on its books named "Imaging Center Public Offering Escrow Account." Commencing upon the execution of this Agreement, Escrow Agent shall act as Escrow Agent and hereby agrees to receive and disburse the proceeds from the offering of the Shares in accordance with the terms herewith. Issuer agrees to notify the Escrow Agent promptly of the closing of the offering and sale of the Shares.

     2. PAYMENTS INTO ESCROW. Issuer shall cause all checks received from subscribers for Shares to be promptly deposited into the Escrow Account. Issuer shall deliver to the Escrow Agent checks of the subscribers made payable to the order of "The Imaging Center, Inc." or similarly payable. Issuer shall furnish to the Escrow Agent at the time of each deposit of the above-mentioned funds a list containing the name of each subscriber, the subscriber's address, the number of Shares purchased, and the amount of the check being delivered to the Escrow Agent (see Exhibit A for the form to be used). Prior to the receipt of the Minimum (as described below), the Issuer is aware and understands that it is not entitled to any proceeds from subscriptions deposited into the Escrow Account and no amounts deposited in the Escrow Account during the Escrow Period shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

     3. TERMINATION OF ESCROW. The Escrow Period shall commence on the date hereof and shall terminate ten (10) business days following any of the following dates:

         (a) The date designated by the Issuer following the Escrow Agent's confirmation pursuant to Section 5(a) that it has received into the Escrow Account and collected gross subscription proceeds from the sale of at least 200,000 Shares, aggregating in deposited funds the total amount of at least $400,000.00 (the "Minimum"); or

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         (b)  December 31, 2000 (the "Termination Date"); or

         (c) The date upon which a determination is made by the Issuer to terminate the Offering prior to the sale of the Minimum, as communicated to Escrow Agent in writing.

     Notwithstanding anything to the contrary contained herein, the Termination Date is intended to signify the date of the termination of the Offering as provided in the Prospectus, and not the termination of the Escrow Period of this Agreement; and upon the occurrence of any of the events described in (a), (b) or
(c) above, the Escrow Period shall continue for such ten (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to such event and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscribers' checks after notice that any of the events described in subparagraphs (a), (b) and (c) has occurred.
     4. DUTIES OF ESCROW AGENT. The Escrow Agent will deposit the subscribers' checks for collection and credit the proceeds to the Escrow Account to be held by it under the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Escrow Agent is under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent hereunder. The Escrow Agent hereby is authorized to forward each check for collection and deposit the proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Additionally, to insure that such funds have cleared normal banking channels for collection, Escrow Agent is authorized to hold for ten (10) business days funds to be released. Issuer shall immediately reimburse Escrow Agent any monies paid to it if thereafter the subscriber's check is returned unpaid. Any item returned unpaid to the Escrow Agent on its first presentation for payment shall be returned to Issuer and need not be again presented by the Escrow Agent for collection. Issuer agrees to reimburse Escrow Agent for the cost incurred with any returned check. For purposes of this Agreement, the term "collected funds" or the term "collected" when referring to the proceeds of subscribers' checks shall mean all funds received by Escrow Agent that have cleared normal banking channels and are in the form of cash. The Escrow Agent shall invest the funds deposited in the Escrow Account as instructed in writing by Issuer, and shall in no event be liable for any investment loss. Upon termination of the escrow, all earnings shall belong to and be paid to Issuer.

     5.   PROCEDURE FOR DISBURSEMENT OF FUND FROM AND TERMINATION OF ESCROW.

         (a) DISBURSEMENT UPON ACHIEVING MINIMUM. If prior to the Termination Date, subscriber's checks in an amount of at least the Minimum have been deposited in the Escrow Account, upon request from Issuer, Escrow Agent will confirm the amounts collected by it from subscriber's checks. If such amount is at least equal to the Minimum, the Issuer may send Escrow Agent a written notice providing a list of all accepted subscribers, specifying the total amount of their subscription to be remitted to Issuer, less any fees or other amounts then owing from Issuer to Escrow Agent hereunder, to the Issuer as promptly as possible, but in no event later than ten (10) business days after such termination, by issuing its bank check payable to the Issuer or by depositing such amount directly into the account of Issuer maintained with the Escrow Agent, as designated in writing by Issuer to Escrow Agent.

         (b) DISBURSEMENTS AFTER MINIMUM ACHIEVED. Following achievement of the Minimum and the initial disbursement of moneys from the Escrow Account, the Issuer may from time to time send Escrow Agent a written notice providing a list of all accepted


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     additional subscribers, specifying the total amount of their subscription to be remitted to Issuer, and Escrow Agent shall remit such amounts to the Issuer in accordance with the procedures described in subsection (a) above.

         (c) TERMINATION OF ESCROW ACCOUNT BEFORE TERMINATION DATE. The Issuer may at its option request the Escrow Agent to terminate the Escrow Period and remit any amounts then in the Escrow Account, less any fees or other amounts then owing from Issuer to Escrow Agent hereunder, to the Issuer as promptly as possible, but in no event later than ten (10) business days after such termination, in accordance with the procedures described in subsection (a) above. If moneys are to be disbursed to the Issuer from the Escrow Account, the Issuer shall comply with the procedures described in subsection (a) or (b) above. The Escrow Period shall not terminate upon receipt by Escrow Agent of such notice, but shall continue for such (10) business-day period solely for the limited purposes of collecting subscribers' checks that have been deposited prior to Escrow Agent's receipt of such notice and disbursing funds from the Escrow Account as provided herein. Escrow Agent will not accept deposits of subscriber's checks after receipt of such notice.

         (d) REJECTION OF SUBSCRIPTION. In the event the Issuer notifies the Escrow Agent that it is rejecting a subscription, the Escrow Agent shall promptly issue a check in the amount of the collected funds from the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

         (e) FAILURE TO ACHIEVE MINIMUM. If, on the Termination Date, the Minimum Amount has not been deposited with the Escrow Agent and collected, or if Issuer notifies the Escrow Agent in writing that Issuer elects to terminate the Offering as provided in paragraph 3(c) above, the Escrow Agent shall then issue and mail its bank checks to the subscribers in the amount of the subscribers' respective checks, without deduction, penalty or expense to the subscriber, and shall, for this purpose, be authorized to rely upon the names and addresses of subscribers furnished it as contemplated above. No subscriber shall be paid interest with respect to such deposited funds. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Issuer and any of its creditors. For each subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check to such subscriber in the amount of the collected funds from such subscriber's check after the Escrow Agent has collected such funds. If Escrow Agent has not yet submitted such subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to such subscriber.

         (f) DISCHARGE OF ESCROW AGENT. At such time as Escrow Agent shall have made the payments and remittances provided in the Agreement, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

     6. FEES TO ESCROW AGENT. As consideration for its agreement to act as Escrow Agent as herein described, Issuer agrees to pay the Escrow Agent its reasonable fees and disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel, as described in a separate agreement between the Issuer and the Escrow Agent. No such fees or reimbursements


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shall be paid out of or chargeable to the funds on deposit in the Escrow Account until such time as the Minimum has been collected.

     7. TERMINATION OF THIS AGREEMENT. This Agreement shall automatically terminate upon the earlier of (i) twenty (20) days after the Termination Date or
(ii) twenty (20) days after the date upon which the Escrow Agent has delivered the final portion of Escrow Account funds pursuant to the terms of this Agreement.

     8. RESIGNATION BY ESCROW AGENT. Escrow Agent reserves the right to resign hereunder, upon ten (10) days prior written notice to Issuer. In the event of said resignation, and prior to the effective date thereof, Issuer, by written notice to Escrow Agent, shall designate a successor escrow agent to assume the responsibilities of Escrow Agent under this Agreement, and Escrow Agent immediately shall deliver any undisbursed Escrow Account funds to such successor escrow agent. If Issuer shall fail to designate such a successor escrow agent within such time period, the Escrow Agent may deliver any undisbursed funds into the registry of any court having jurisdiction.

     9. RIGHTS, ETC. OF ESCROW AGENT. The parties hereto agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

         (a) Escrow Agent shall have no obligation to invest the Escrow Account without the written direction of Issuer.

         (b) The Escrow Agent shall have no responsibility except for the safekeeping and delivery of the amounts deposited in the Escrow Account in accordance with this Agreement. The Escrow Agent shall not be liable for any act done or omitted to be done under this Agreement or in connection with the amounts deposited in the Escrow Account, except as a result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent is not a party to, nor is it bound by, nor need it give consideration to, the terms or provisions of, even though it may have knowledge of, (i) any agreement or undertaking by, between or among the Issuer and any other party, except this Agreement, (ii) any agreement or undertaking that may be evidenced by this Agreement, (iii) any other agreements that may now or in the future be deposited with the Escrow Agent in connection with this Agreement.

         The Escrow Agent is not a party to, is not responsible for, and makes no representation with respect to the offer, sale or distribution of the Shares including, but not limited to, matters set forth in any offering documents prepared and distributed in connection with the offer, sale and distribution of the Shares.

         The Issuer covenants that it will not commence any action against the Escrow Agent at law, in equity, or otherwise as a result of any action taken or thing done by the Escrow Agent pursuant to this Agreement, or for any disbursement made as authorized herein upon failure of the Issuer to give the notice within the times herein prescribed. The Escrow Agent has no duty to determine or inquire into any happening or occurrence of or of any performance or failure of performance of the Issuer or of any other party with respect to agreements or arrangements with any other party.

         If any question, dispute or disagreement arises among the parties hereto and/or any other party with respect to the funds deposited in the Escrow Account or the proper interpretation of this Agreement, the Escrow Agent shall not be required to act and shall not be held liable


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     for refusal to act until the question or dispute is settled, and the Escrow
     Agent has the absolute right at its discretion to do either or both of the following:

         (i) withhold and/or stop all further performance under this Agreement until the Escrow Agent is satisfied, by receipt of a written document in form and substance satisfactory to the Escrow Agent and executed and binding upon all interested parties hereto (who may include the subscribers), that the question, dispute, or disagreement had been resolved; or

         (ii) file a suit in interpleader and obtain by final judgment, rendered by a court of competent jurisdiction, an order binding all parties interested in the matter. In any such suit, or should the Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Account, the Escrow Agent shall be entitled to recover from the Issuer its attorneys' fees and costs.

         The Escrow Agent shall never be required to post a bond in connection with any services hereunder. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for and shall not be liable for any action taken or suffered by it hereunder in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of such counsel (who shall not be counsel for the Issuer).

         (c) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties and to take statements made therein as authorized and correct without any affirmative duty of investigation.

         (d) The Issuer hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense (including, without limitation, all legal expenses incurred in enforcing any of the provisions of this Agreement or otherwise in connection herewith) incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability hereunder or arising out of or in connection with the sale of the Shares. This covenant shall survive the termination of this Agreement.

         (e) The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

     10. NOTICES. Notices required to be sent hereunder shall be delivered by hand, sent by an express mail service or sent via United States mail, postage prepaid, certified, return receipt requested, to the following address:

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If to the Issuer:                         If to the Escrow Agent:

The Imaging Center, Inc.                  FARMERS & MERCHANTS BANK AND TRUST
715 Williams Street                       71 Baltimore Street
P. O. Box 1705                            Cumberland, Maryland 21501
Cumberland, MD 21501-1705                 Telephone: 301-777-4600
Telephone: 301-759-3410
Telecopier: 301 759-3043

     No notice to the Escrow Agent shall be deemed to be delivered until actually received by the Escrow Agent. From time to time any party hereto may designate an address other than the address listed above by giving the other parties hereto not less than five (5) days advance notice of such change in address in accordance with the provisions hereof.

     11. GOVERNING LAWS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland.


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EXECUTED on the date first written above.

  Issuer:                                    Escrow Agent:
  THE IMAGING CENTER, INC                    FARMERS & MERCHANTS BANK AND TRUST


                                             By: /s/ Chris E. Stoner
  By: /s/ F. Daniel Jackson                       Chris E. Stoner, Trust Officer
       F. Daniel Jackson, M.D., President


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                                                                       EXHIBIT A

                      FORM TO ACCOMPANY SUBSCRIBERS' CHECKS
                         IMAGING CENTER PUBLIC OFFERING

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 NAME AND ADDRESS OF SUBSCRIBER             AMOUNT OF CHECK   NUMBER OF SHARES
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